EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       Of

                        TRIPLE 8 DEVELOPMENT CORPORATION
                              A Nevada Corporation


KNOW ALL MEN BY THESE PRESENTS:

                  That I, the Undersigned, for the purpose of forming a corporation under the Laws of the State of Nevada, relating to the General Corporation Law.


I DO HEREBY CERTIFY THAT:

FIRST:   The name of the corporation shall be:

                  TRIPLE 8 DEVELOPMENT CORPORATION

SECOND: The address of The Nevada Agency and Trust Company, resident agent and Agent for Service of Process of this corporation, is to be located at Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada 89501.

THIRD: This Corporation is authorized to carry on any lawful business or enterprise. This corporation may conduct all or any part of its business and may hold, purchase, mortgage, lease and convey real and/or personal property, anywhere in the world.

FOURTH: The authorized capital stock of this corporation is ONE HUNDRED MILLION (100,000,000) common shares with a par value of $0.0001 per share. The common shares of this corporation are non assessable. The board of directors has the authority to prescribe, by resolution, the classes, series, number of each class and series, voting powers, designations, preferences, limitations, restrictions and relative rights of each class and series of stock.

FIFTH: The members of the governing board of this corporation shall be styled as directors over the age of eighteen (18) and their number shall be not less than

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one nor more thanten. The initial director of the corporation shall be one, and the name and address of the initial director is:

         Gerald R. Tuskey
         Suite 1000
         409 Granville Street
         Vancouver, B.C.
         V6C 1T2

SIXTH:   The name and address of the incorporator is as follows:

         Gerald R. Tuskey
         Suite 1000
         409 Granville Street
         Vancouver, B.C.
         V6C 1T2

SEVENTH: The period of existence of this corporation shall be perpetual.

EIGHTH: No director, officer or shareholder of this corporation shall have personal liability for damages for breach of any fiduciary duty as a director or officer to the corporation, its shareholders or any other person except for:

         (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;

                  or

         (b)      the payment of dividends in violation of NRS78.300


I, THE UNDERSIGNED, FOR THE PURPOSE OF FORMING A CORPORATION UNDER THE LAWS OF THE STATE OF NEVADA, DO MAKE, FILE AND RECORD THIS CERTIFICATE, AND CERTIFY THAT THE FACTS STATED ARE TRUE AND I HAVE ACCORDINGLY SET MY HAND AND SEAL THIS DAY:
OCTOBER 18, 1999.


                                                           /s/ Gerald R. Tuskey